UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2018

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 24, 2018, the Board of Directors (the "Board") of Trinity Capital Corporation (the "Company") approved a resolution to amend and restate its current bylaws as the Second Amended and Restated Bylaws of the Company (the "Second Amended and Restated Bylaws") to provide for updated terms for each of the three classes of the Board in Section 4.2.2. and to clarify in Section 4.2.3. that dereliction of duties is sufficient "cause" for removal of a director of the Company.  The Second Amended and Restated Bylaws became effective immediately upon approval of the Board.

The description of the Second Amended and Restated Bylaws in this Form 8-K is not complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of Trinity Capital Corporation, as of January 24, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: January 30, 2018	By:	/s/ John S. Gulas
John S. Gulas President and Chief Executive Officer